Exhibit 31.2
SECTION 302
CERTIFICATION
I, Thomas L. Pilholski, certify that:
1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of American Commercial Lines Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2009	/s/ Thomas L. Pilholski
Thomas L. Pilholski
Senior Vice President and Chief Financial Officer